Exhibit 99

Pall Corporation Reports Year-End Results

Sequential Improvement in Key Markets in the Fourth Quarter

Port Washington, NY (September 14, 2009) -- Pall Corporation (NYSE:PLL) today reported financial results for the fourth quarter and fiscal year ended July 31, 2009. Sales and net earnings for the year were $2.3 billion and $195.6 million, respectively. Diluted earnings per share (EPS) were $1.64, compared to $1.76 a year earlier. Pro forma EPS were $1.77 versus last year's $1.97. The estimated impact of foreign currency translation reduced diluted EPS by $0.16 and pro forma EPS by $0.17.

Fourth quarter sales were $652 million and net earnings were $69.5 million. Diluted EPS were $0.58. Pro forma EPS were $0.57. The estimated impact of foreign currency translation reduced both measures of EPS by $0.05.

Eric Krasnoff, Chairman and CEO, stated, “The economy has certainly presented challenges. Revenues in the fourth quarter were still off from a robust 2008. Life Sciences sales grew 5.2% in the quarter and 3% for the year. Pall Industrial sales declined 8.8% in the quarter and 7.3% for the year. This is reflective of a generally depressed manufacturing landscape particularly in the microelectronics sector.

There are positive signs dotting the industrial horizon. This was the first quarter in a year that Microelectronics sales grew, turning in almost 40% sequential growth. This market led the overall sequential increase in Pall sales. Our Municipal Water, Power Generation and Military markets all showed double-digit growth in the quarter and for the year.

Pall's gross margin improved in the year despite the drop in sales volume. Continuing success of our pricing initiative and sustained cost reduction efforts were key to that result. SG&A reduced about 6 1/2% to $700 million. Operating cash flow improved, an accomplishment given the economy.”

Life Sciences - Fourth Quarter Highlights

(Dollar Amounts in Thousands)

Sales:	JULY 31, 2009	% CHANGE	% CHANGE IN LC
Medical (a)	$102,497	(4.7)	1.6
BioPharmaceuticals (a)	156,293	0.4	7.8
Total Life Sciences segment	$258,790	(1.7)	5.2

		% OF SALES
Gross profit	$135,057	52.2
Operating profit	$57,141	22.1

(a) Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.

Medical sales increased 1.6% in the quarter driven, in part, by strong growth of Pall-AquasafeTM water filters to hospitals. Sales to independent blood centers grew solidly in the United States. Medical product sales continue to be healthy in Asia.

BioPharmaceuticals sales increased 7.8% in the quarter with sales growing in all geographies. The vaccine and plasma derivatives markets were particularly strong. The Company continues to benefit from expanding adoption of single-use systems for biotechnology and vaccine production.

Life Sciences gross margin increased 70 basis points to 52.2%. SG&A as a percentage of sales decreased 120 basis points to 25.7%. This resulted in an improvement in operating margin to 22.1% from 20.5% a year earlier.

Industrial - Fourth Quarter Highlights

(Dollar Amounts in Thousands)

Sales:	JULY 31, 2009	% CHANGE	% CHANGE IN LC
Energy, Water & Process Technologies	$261,349	(9.4)	(2.5)
Aerospace & Transportation	77,081	(14.5)	(8.3)
Microelectronics	54,737	(32.9)	(31.7)
Total Industrial segment	$393,167	(14.5)	(8.8)

		% OF SALES
Gross profit	$165,663	42.1
Operating profit	$54,496	13.9

Energy, Water & Process Technologies (“EWPT”) sales decreased 2.5% in the quarter. Municipal Water posted a 12.7% sales increase. Industrial Manufacturing markets continued to be weak globally. Sales in the energy-related markets were flat overall with strong sales in Power Generation offset by weakness in Fuels & Chemicals.

Aerospace & Transportation decreased 8.3% for the quarter. Military Aerospace sales increased 14.9% in the quarter on strong performance led by Europe. Commercial Aerospace declined 9.2% reflecting weakness in airline aftermarket sales and reduced airframe production, particularly in the small jet market. Sales in the Transportation market were down on continued weakness in global mobile equipment production and operations.

Fourth quarter Microelectronics sales decreased 31.7% over the prior year. Sales on a sequential basis grew. Activity in the microelectronics markets rebounded and their chemical suppliers began replenishing inventory. This is suggestive of a bottoming out in the semiconductor and consumer electronics markets.

Industrial gross margin was negatively impacted by product mix and reduced volume. Pricing and manufacturing improvements mitigated the decline. SG&A improved 4.6% in local currency as a result of cost reduction and efficiency programs. This resulted in a decrease in operating profit margin to 13.9%.

Conclusion/Outlook

Mr. Krasnoff concluded, "Pall's market and geographic diversity continue to moderate the impact of a challenging macroeconomic environment. Our financial management has positioned Pall well to grow earnings and increase cash flow. We are steadily reducing costs while continuing to invest for the future. Looking at fiscal 2010, our current expectation is for global economic activity to remain weak for at least the first half of the year and a slow recovery in the second half. We continue to make progress on many fronts and carry that momentum into this new year.”

Conference Call and Webcast

On Tuesday, September 15, 2009, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical, hospital and transfusion medicine, energy and alternative energy, electronics, municipal and industrial water, aerospace, transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The Company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees servicing customers worldwide. To see how Pall is helping enable a greener and more sustainable future, visit www.pall.com.

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for 2009 are preliminary until the Company's Form 10-K is filed with the Securities and Exchange Commission on or before September 29, 2009.

All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2008 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the current global recessionary environment and its likely depth and duration, the current credit market crisis, volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, our customers (including their cash flow and payment practices) and vendors, and the effectiveness of our initiatives to mitigate the impact of the current environment; and the Company’s ability to successfully complete its business improvement initiatives that include integrating and upgrading its information systems and the effect of a serious disruption in the Company's information systems on its business and results of operations.

The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

Management uses certain non-GAAP measurements to assess the Company's current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company's financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JULY 31, 2009	JULY 31, 2008
Assets:

Cash and cash equivalents	$414,011	$454,065
Accounts receivable	561,063	617,079
Inventories	413,278	492,977
Other current assets	182,098	95,518
Total current assets	1,570,450	1,659,639

Property, plant and equipment, net	681,658	662,985
Other assets	588,704	634,122
Total assets	$2,840,812	$2,956,746

Liabilities and Stockholders' Equity:

Short-term debt	$139,803	$29,314
Accounts payable, income taxes and other current liabilities	577,587	544,649
Total current liabilities	717,390	573,963

Long-term debt	577,666	747,051
Deferred taxes and other non-current liabilities	431,158	496,497
Total liabilities	1,726,214	1,817,511

Stockholders' equity	1,114,598	1,139,235
Total liabilities and stockholders' equity	$2,840,812	$2,956,746

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	FOURTH QUARTER ENDED				YEAR ENDED
	JULY 31, 2009		JULY 31, 2008		JULY 31, 2009		JULY 31, 2008
Net sales	$651,957		$723,211		$2,329,158		$2,571,645
Cost of sales	351,237		384,934		1,228,468		1,360,810
Gross profit	300,720		338,277		1,100,690		1,210,835
% of sales	46.1%		46.8%		47.3%		47.1%
Selling, general and administrative expenses	183,495		204,202		699,832		749,519
% of sales	28.1%		28.2%		30.0%		29.1%
Research and development	18,643		18,123		71,213		71,647
Earnings before restructuring and other
charges, net ("ROTC"), interest expense,
net, and income taxes	98,582		115,952		329,645		389,669
% of sales	15.1%		16.0%		14.2%		15.2%
ROTC	5,432	(a)	3,415	(b)	30,723	(a)	31,538	(b)
Interest expense, net	5,581		6,848		28,136		32,576
Earnings before income taxes	87,569		105,689		270,786		325,555
Provision for income taxes	18,070	(a)	35,774	(b)	75,167	(a)	108,276	(b)
Net earnings	$69,499		$69,915		$195,619		$217,279

Earnings per share:
Basic	$0.59		$0.58		$1.65		$1.77
Diluted	$0.58		$0.57		$1.64		$1.76

Average shares outstanding:
Basic	118,308		120,550		118,631		122,445
Diluted	119,280		121,908		119,571		123,686

Net earnings as reported	$69,499		$69,915		$195,619		$217,279
ROTC after pro forma tax effect	3,979	(a)	2,325	(b)	22,813	(a)	21,414	(b)
Tax adjustments	(4,925)	(a)	2,436	(b)	(6,351)	(a)	4,871	(b)
Pro forma earnings	$68,553		$74,676		$212,081		$243,564

Diluted earnings per share as reported	$0.58		$0.57		$1.64		$1.76
ROTC after pro forma tax effect	0.03	(a)	0.02	(b)	0.19	(a)	0.17	(b)
Tax adjustments	(0.04)	(a)	0.02	(b)	(0.06)	(a)	0.04	(b)
Pro forma diluted earnings per share	$0.57		$0.61		$1.77		$1.97

(a) ROTC in the quarter and the year includes severance and other costs related to the Company's cost reduction programs and an increase to previously established environmental reserves. ROTC in the year also includes professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors, the impairment of investments and capitalized software development costs and a charge to write-off in process research and development acquired in the acquisition of GeneSystems, SA.

Provision for income taxes in the quarter and the year includes benefits related to foreign operations including the repatriation of earnings, a favorable tax settlement and a restructuring. Provision for income taxes in the year also includes a benefit for newly enacted tax legislation. Pro forma earnings excludes these items as they are deemed to be non-recurring in nature.

(b) ROTC in the quarter and the year is primarily comprised of severance and other costs related to the Company's cost reduction programs and legal and other professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors.

Provision for income taxes in the quarter and year includes a charge related to the repatriation of foreign earnings. Provision for income taxes in the year also includes a charge resulting from newly enacted tax legislation in a foreign tax jurisdiction. Pro forma earnings excludes these items as they are deemed to be non-recurring in nature.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	YEAR ENDED
	JULY 31, 2009	JULY 31, 2008
Net cash provided by operating activities	$327,495	$190,806

Investing activities:

Acquisitions, net of cash acquired	(37,249)	-
Capital expenditures	(133,049)	(123,854)
Other	(11,732)	2,167
Net cash used by investing activities	(182,030)	(121,687)

Financing activities:

Dividends paid	(64,914)	(59,945)
Notes payable and long-term borrowings	(23,471)	112,245
Purchase of treasury stock	(96,439)	(148,850)
Other	16,214	20,209
Net cash used by financing activities	(168,610)	(76,341)

Cash flow for period	(23,145)	(7,222)
Cash and cash equivalents at beginning of year	454,065	443,036
Effect of exchange rate changes on cash	(16,909)	18,251
Cash and cash equivalents at end of period	$414,011	$454,065

Free cash flow:
Net cash provided by operating activities	$327,495	$190,806
Less capital expenditures	133,049	123,854
Free cash flow	$194,446	$66,952

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	FOURTH QUARTER ENDED		YEAR ENDED
	JULY 31, 2009	JULY 31, 2008	JULY 31, 2009	JULY 31, 2008
Life Sciences
Sales	$258,790	$263,141	$940,461	$975,231
Cost of sales	123,733	127,526	450,925	473,298
Gross profit	135,057	135,615	489,536	501,933
% of sales	52.2%	51.5%	52.1%	51.5%

Selling, general and administrative expenses	66,635	70,741	248,559	263,233
% of sales	25.7%	26.9%	26.4%	27.0%
Research and development	11,281	10,964	40,907	40,926
Operating profit	$57,141	$53,910	$200,070	$197,774
% of sales	22.1%	20.5%	21.3%	20.3%

Industrial
Sales	$393,167	$460,070	$1,388,697	$1,596,414
Cost of sales	227,504	257,408	777,543	887,512
Gross profit	165,663	202,662	611,154	708,902
% of sales	42.1%	44.1%	44.0%	44.4%

Selling, general and administrative expenses	103,805	116,349	394,795	432,326
% of sales	26.4%	25.3%	28.4%	27.1%
Research and development	7,362	7,159	30,306	30,721
Operating profit	$54,496	$79,154	$186,053	$245,855
% of sales	13.9%	17.2%	13.4%	15.4%

CONSOLIDATED:
Operating profit	$111,637	$133,064	$386,123	$443,629
General corporate expenses	13,055	17,112	56,478	53,960
Earnings before ROTC, interest and
income taxes	98,582	115,952	329,645	389,669
ROTC	5,432	3,415	30,723	31,538
Interest expense, net	5,581	6,848	28,136	32,576
Earnings before income taxes	$87,569	$105,689	$270,786	$325,555

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FOURTH QUARTER ENDED	JULY 31, 2009	JULY 31, 2008	% CHANGE	IMPACT	CURRENCY
Life Sciences			|----------------Increase/(Decrease) ----------------|
By Market:
Medical (a)	$102,497	$107,497	(4.7)	$(6,724)	1.6
BioPharmaceuticals (a)	156,293	155,644	0.4	(11,425)	7.8
Total Life Sciences	$258,790	$263,141	(1.7)	$(18,149)	5.2

By Geography:
Western Hemisphere	$102,622	$101,305	1.3	$(499)	1.8
Europe	116,717	125,889	(7.3)	(16,551)	5.9
Asia	39,451	35,947	9.7	(1,099)	12.8
Total Life Sciences	$258,790	$263,141	(1.7)	$(18,149)	5.2

Industrial
By Market:
Energy, Water & Process Technologies	$261,349	$288,344	(9.4)	$(19,911)	(2.5)
Aerospace & Transportation	77,081	90,156	(14.5)	(5,585)	(8.3)
Microelectronics	54,737	81,570	(32.9)	(974)	(31.7)
Total Industrial	$393,167	$460,070	(14.5)	$(26,470)	(8.8)

By Geography:
Western Hemisphere	$108,206	$126,538	(14.5)	$(1,376)	(13.4)
Europe	154,762	185,077	(16.4)	(20,912)	(5.1)
Asia	130,199	148,455	(12.3)	(4,182)	(9.5)
Total Industrial	$393,167	$460,070	(14.5)	$(26,470)	(8.8)

(a) Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
YEAR ENDED	JULY 31, 2009	JULY 31, 2008	% CHANGE	IMPACT	CURRENCY
Life Sciences			|----------------Increase/(Decrease) ----------------|
By Market:
Medical (a)	$389,841	$410,416	(5.0)	$(23,190)	0.6
BioPharmaceuticals (a)	550,620	564,815	(2.5)	(40,858)	4.7
Total Life Sciences	$940,461	$975,231	(3.6)	$(64,048)	3.0

By Geography:
Western Hemisphere	$360,975	$379,591	(4.9)	$(2,169)	(4.3)
Europe	441,514	469,450	(6.0)	(58,651)	6.5
Asia	137,972	126,190	9.3	(3,228)	11.9
Total Life Sciences	$940,461	$975,231	(3.6)	$(64,048)	3.0

Industrial
By Market:
Energy, Water & Process Technologies	$887,662	$981,291	(9.5)	$(66,111)	(2.8)
Aerospace & Transportation	290,006	306,571	(5.4)	(20,493)	1.3
Microelectronics	211,029	308,552	(31.6)	(4,444)	(30.2)
Total Industrial	$1,388,697	$1,596,414	(13.0)	$(91,048)	(7.3)

By Geography:
Western Hemisphere	$408,727	$431,068	(5.2)	$(6,626)	(3.6)
Europe	518,793	637,533	(18.6)	(69,445)	(7.7)
Asia	461,177	527,813	(12.6)	(14,977)	(9.8)
Total Industrial	$1,388,697	$1,596,414	(13.0)	$(91,048)	(7.3)

(a) Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.

Contact:

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: pat_iannucci@pall.com